UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2003

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On November 8, 2003, R. R. Donnelley & Sons Company (“Parent”) entered into a Combination Agreement (the “Combination Agreement”) with Moore Wallace Incorporated (the “Company”) pursuant to which a direct, wholly owned subsidiary of the Parent will acquire all of the outstanding common shares of the Company in exchange for 0.63 of a share of common stock, par value $1.25 per share, of Parent (including the corresponding percentage of rights to acquire shares of Parent Series A Preferred Stock). The transactions contemplated by the Combination Agreement will be effected through a court-approved plan of arrangement in Canada (the “Arrangement”).

Consummation of the Arrangement is subject to various conditions, including approval by the Parent’s stockholders and the Company’s securityholders and the receipt of all requisite regulatory approvals.

The foregoing description of the Combination Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit Number	Description of Exhibit
2.1	Combination Agreement, dated as of November 8, 2003, between R. R. Donnelley & Sons Company and Moore Wallace Incorporated

99.1	Press Release issued by R. R. Donnelley & Sons Company and Moore Wallace Incorporated dated November 9, 2003

Item 9. Regulation FD Disclosure.

A copy of the joint press release of Parent and the Company, dated November 9, 2003, announcing the signing of the Combination Agreement is attached to this report as Exhibit 99.1.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Monica M. Fohrman

Monica M. Fohrman Senior Vice President, General Counsel and Secretary

Date: November 10, 2003

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
2.1	Combination Agreement, dated as of November 8, 2003, between R. R. Donnelley & Sons Company and Moore Wallace Incorporated

99.1	Press Release issued by R. R. Donnelley & Sons Company and Moore Wallace Incorporated dated November 9, 2003